UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2006 (August 1, 2006)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)
(614) 283-6500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On August 1, 2006, Abercrombie & Fitch Co. (the “Registrant”) and John W. Lough executed a retirement agreement, setting forth the terms and conditions of Mr. Lough’s retirement from the Registrant (the “Retirement Agreement”). Mr. Lough had served as Executive Vice President – Distribution Center Logistics for the Company until his retirement effective May 5, 2006.
     Under the terms of the Retirement Agreement, in addition to certain continued welfare benefits and an extension of the period during which he may exercise his vested stock options, Mr. Lough will be entitled to (a) a lump sum amount equal to five months’ base salary, (b) pro rata bonus under the Incentive Compensation Plan for the 2006 Spring Season and (c) payment of fifteen days’ unused vacation.
     Pursuant to the Retirement Agreement, Mr. Lough agreed to non-disclosure and non-disparagement covenants (unlimited by time) and nine-month non-competition and non-solicitation covenants. Mr. Lough also agreed to cooperate with the Registrant in defense of legal claims asserted against the Registrant. The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits..
     (a) through (c) Not applicable.
     (d) Exhibits:
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Retirement Agreement between John W. Lough and Abercrombie & Fitch Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH Co.

Dated: August 7, 2006	By:	/s/ Michael W. Kramer

Michael W. Kramer
Senior Vice President and Chief Financial Officer